Exhibit 99.1
Rexford Industrial Announces Fourth Quarter and Full Year 2024 Financial Results

Los Angeles, California — February 5, 2025 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the fourth quarter and full year 2024.

Full Year 2024 Financial and Operational Highlights
•Net income attributable to common stockholders of $262.9 million, or $1.20 per diluted share, as compared to $227.4 million, or $1.12 per diluted share, for the prior year.
•Company share of Core FFO of $511.7 million, an increase of 15.0% as compared to the prior year.
•Company share of Core FFO per diluted share of $2.34, an increase of 6.8% as compared to the prior year.
•Consolidated Portfolio NOI of $711.8 million, an increase of 17.3% as compared to the prior year.
•Same Property Portfolio NOI increased 4.1% and Same Property Portfolio Cash NOI increased 7.1% as compared to the prior year.
•Average Same Property Portfolio occupancy of 96.6%.
•Comparable rental rates increased by 38.9% compared to prior rents on a net effective basis and by 28.6% on a cash basis on 8.1 million rentable square feet of new and renewal leases. Excluding the Tireco, Inc. lease extension executed in the first quarter, comparable rental rates increased by 55.3% compared to prior rents on a net effective basis and by 38.7% on a cash basis.
•Completed nine acquisitions for an aggregate purchase price of $1.5 billion and sold five properties for an aggregate sales price of $44.3 million.
•Ended the year with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 26.5% and net debt to Adjusted EBITDAre of 4.6x.
•Subsequent to year end, declared a quarterly common stock dividend of $0.43 per share, an increase of 3.0%.
•Subsequent to year end, authorized a $300 million share repurchase program.

“Rexford Industrial delivered solid fourth quarter and full year operating results, underscoring the strength and resilience of our differentiated business model,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “Looking ahead, we remain focused on unlocking our substantial embedded NOI growth opportunities to support sustainable earnings growth over the near and long term.”

Financial Results

The Company reported net income attributable to common stockholders for the fourth quarter of $59.4 million, or $0.27 per diluted share, compared to $61.7 million, or $0.29 per diluted share, for the prior year quarter. For the year ended December 31, 2024, net income attributable to common stockholders was $262.9 million, or $1.20 per diluted share, compared to $227.4 million, or $1.12 per diluted share, for the prior year period. Net income for the year ended December 31, 2024 includes $18.0 million of gains on sale of real estate, as compared to $19.0 million for the prior year period.

The Company reported its share of Core FFO for the fourth quarter of $128.6 million, representing an 8.2% increase compared to $118.8 million for the prior year quarter. The Company reported Core FFO of $0.58 per diluted share, representing an increase of 3.6% compared to $0.56 per diluted share for the prior year quarter. For the year ended December 31, 2024, Core FFO was $511.7 million, representing a 15.0% increase compared to $444.8 million for the prior year period. For the year ended December 31, 2024, the Company reported Core FFO of $2.34 per diluted share, representing an increase of 6.8% compared to $2.19 per diluted share for the prior year period.

In the fourth quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 15.8% and 18.0%, respectively, compared to the prior year quarter. For the year ended December 31, 2024, the Company’s consolidated portfolio NOI and Cash NOI increased 17.3% and 19.5%, respectively, compared to the prior year period.

In the fourth quarter, the Company’s Same Property Portfolio NOI and Cash NOI increased 2.2% and 5.3%, respectively, compared to the prior year quarter. For the year ended December 31, 2024, the Company’s Same Property Portfolio NOI and Cash NOI increased 4.1% and 7.1%, respectively, compared to the prior year period.

Operating Results

	Q4-2024 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	Net Effective	Cash
New Leases	44	330,334	46.9%	33.5%
Renewal Leases	41	684,961	58.8%	44.1%
Total Leases	85	1,015,295	55.4%	41.0%

	Full Year 2024 Leasing Activity
			Releasing Spreads		Releasing Spreads Excluding Tireco, Inc. Lease Extension(1)
	# of Leases Executed	SF of Leasing	Net Effective	Cash	Net Effective	Cash
New Leases	210	3,188,847	42.1%	29.5%	42.1%	29.5%
Renewal Leases	226	4,911,471	38.0%	28.3%	61.4%	43.0%
Total Leases	436	8,100,318	38.9%	28.6%	55.3%	38.7%

(1)Excludes the 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During the first quarter of 2024, the lease was extended through January 2027 at the current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to compare our annual leasing statistics to our prior periods.

As of December 31, 2024, the Company’s Same Property Portfolio occupancy was 94.1%. Average Same Property Portfolio occupancy for the fourth quarter was 95.7%. The Company’s consolidated portfolio, excluding value-add repositioning assets, was 96.0% occupied and 96.0% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 91.3% occupied and 91.4% leased.

Transaction Activity

During the fourth quarter of 2024, the Company completed two acquisitions comprising 578,867 square feet of buildings on 25 acres of land for an aggregate purchase price of $207.3 million. In December, the Company acquired the following transaction not previously disclosed:

•2501 Rosecrans Avenue, located in the Los Angeles — South Bay submarket, through an off-market transaction, for $137.2 million. The 100% leased, low-coverage site is improved with a 300,217-square-foot, Class-A building and is situated on excess land totaling 12.0 acres. The single-tenant building features extensive cross dock loading, heavy power and an oversized, secured yard. The investment is generating a 4.8% initial unlevered cash yield, growing through 4.0% annual embedded rent steps. According to CBRE, the vacancy rate in the 198-million-square-foot LA – South Bay submarket was 4.9% at the end of the fourth quarter 2024.

During the full year of 2024, the Company completed $1.5 billion in total acquisitions, comprising 4.6 million square feet of buildings on 218 acres of land, which are projected to generate a weighted average unlevered initial yield of 5.0%

and a projected unlevered stabilized yield of 5.6% on total investment. Additionally, the Company sold five properties for an aggregate sales price of $44.3 million, which generated a 12.8% weighted average unlevered IRR.

The Company currently has no acquisitions under contract or accepted offer. Separately, the Company has $105 million of dispositions under contract or accepted offer. These transactions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions.

During the fourth quarter of 2024, the Company rent commenced and stabilized three repositioning projects totaling 375,965 square feet, representing a total investment of $123.5 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 6.2%.

For the full year 2024, the Company stabilized ten repositioning and redevelopment projects totaling 826,442 square feet, representing a total investment of $288.6 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 7.5%.

Balance Sheet
The Company ended the fourth quarter with $56.0 million in cash on hand and $995.0 million available under its unsecured revolving credit facility. As of December 31, 2024, the Company had $3.4 billion of outstanding debt, with an average interest rate of 3.8%, an average term-to-maturity of 3.6 years and no floating rate debt exposure. Including extension options available at the Company’s option, the Company has no significant debt maturities until 2026.

During the fourth quarter of 2024, the Company partially settled the outstanding forward equity sale agreement related to its March 2024 public offering by issuing 5,751,634 shares of common stock for net proceeds of $280.0 million, based on a weighted average forward price of $48.68 per share at settlement.

Subsequent to the fourth quarter of 2024, the Company partially settled the outstanding forward equity sale agreement related to its March 2024 public offering by issuing 1,543,191 shares of common stock for net proceeds of $75.0 million, based on a weighted average forward price of $48.60 per share at settlement.

As of February 5, 2025, the Company had approximately $401.1 million of net forward proceeds remaining for settlement prior to the scheduled maturity date of March 27, 2025.

During the fourth quarter of 2024, the Company did not execute on its ATM Program. As of December 31, 2024, the Company’s ATM Program had approximately $927.4 million of remaining capacity.

Subsequent to the fourth quarter 2024, the Company’s Board of Directors authorized the repurchase of up to $300 million of the Company’s common stock over the next 24 months. Under the program, the Company may purchase its shares from time to time in the open market, in privately negotiated transactions or in other transactions as permitted by federal securities laws. The amount and timing of the purchase will depend on a number of factors including the price and availability of the Company’s shares, trading volume and general market conditions, applicable law and other factors deemed relevant in the Company's sole discretion. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time.

Dividends

On February 3, 2025, the Company’s Board of Directors authorized a dividend in the amount of $0.43 per share for the first quarter of 2025, payable in cash on April 15, 2025, to common stockholders and common unit holders of record as of March 31, 2025.

On February 3, 2025, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on March 31, 2025, to preferred stockholders of record as of March 17, 2025.

Guidance

The Company is initiating its full year 2025 guidance as indicated below. Please refer to the Company’s supplemental information package for a complete detail of guidance and the 2025 Guidance Rollforward.

2025 Outlook (1)	2024 Actual	2025 Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.20	$1.21 - $1.25
Company share of Core FFO per diluted share	$2.34	$2.37 - $2.41
Same Property Portfolio NOI Growth — Net Effective	4.1%	0.75% - 1.25%
Same Property Portfolio NOI Growth — Cash	7.1%	2.25% - 2.75%
Average Same Property Portfolio Occupancy (Full Year) (2)	96.6%	95.5% - 96.0%
General and Administrative Expenses (3)	$82.2M	+/- $82.0M
Net Interest Expense	$98.6M	$110.5M - $111.5M

(1)2025 Guidance represents the in-place portfolio as of February 5, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)Our 2025 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through February 5, 2025 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 (unless otherwise noted). As of January 1, 2025, our 2025 Same Property Portfolio consisted of 290 properties totaling 38.2 million rentable square feet representing approximately 81% of 4Q 2024 consolidated portfolio NOI. For the full year 2024, average Same Property Portfolio occupancy was 96.8% for the 2025 Same Property Portfolio.
(3)2025 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $37.4 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Earnings Presentation

The Company’s supplemental financial reporting package as well as an earnings presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call

A conference call with executive management will be held on Thursday, February 6, 2025, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 5314484.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 425 properties with approximately 50.8 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2025 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2025 Estimate
	Low	High
Net income attributable to common stockholders	$1.21	$1.25
Company share of depreciation and amortization	1.16	1.16
Company share of gains on sale of real estate(1)	—	—
Company share of Core FFO	$2.37	$2.41

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through December 31, 2024, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through December 31, 2024, and (ii) properties acquired prior to January 1, 2023 that were classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of December 31, 2024, our 2024 Same Property Portfolio consisted of buildings aggregating 36,961,884 rentable square feet at 293 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date — Repositioning/Redevelopment Properties: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Net Debt to Enterprise Value: As of December 31, 2024, we had consolidated indebtedness of $3.4 billion, reflecting a net debt to enterprise value of approximately 26.5%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com

Financial Statements and Reconciliations

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Land	$7,822,290	$6,815,622
Buildings and improvements	4,611,987	3,933,379
Tenant improvements	188,217	167,251
Furniture, fixtures, and equipment	132	132
Construction in progress	333,690	240,010
Total real estate held for investment	12,956,316	11,156,394
Accumulated depreciation	(977,133)	(782,461)
Investments in real estate, net	11,979,183	10,373,933
Cash and cash equivalents	55,971	33,444
Loan receivable, net	123,244	122,784
Rents and other receivables, net	15,772	17,494
Deferred rent receivable, net	161,693	123,325
Deferred leasing costs, net	67,827	59,351
Deferred loan costs, net	1,999	3,426
Acquired lease intangible assets, net	201,467	153,670
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	8,942	9,896
Other assets	26,964	25,225
Acquisition related deposits	—	2,125
Total Assets	$12,648,218	$10,929,829
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,345,962	$2,225,914
Accounts payable, accrued expenses and other liabilities	149,707	128,842
Dividends and distributions payable	97,823	83,733
Acquired lease intangible liabilities, net	147,473	147,561
Tenant security deposits	90,698	84,872
Tenant prepaid rents	90,576	115,002
Total Liabilities	3,922,239	2,785,924
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at December 31, 2024 and December 31, 2023 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at December 31, 2024 and December 31, 2023 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 225,285,011 and 212,346,450 shares outstanding at December 31, 2024 and December 31, 2023, respectively	2,253	2,123
Additional paid in capital	8,601,276	7,940,781
Cumulative distributions in excess of earnings	(441,881)	(338,835)
Accumulated other comprehensive loss	6,746	7,172
Total stockholders’ equity	8,324,070	7,766,917
Noncontrolling interests	401,909	376,988
Total Equity	8,725,979	8,143,905
Total Liabilities and Equity	$12,648,218	$10,929,829

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
REVENUES
Rental income	$239,737	$207,909	$922,096	$791,383
Management and leasing services	167	163	611	682
Interest income	2,991	2,353	13,700	5,761
TOTAL REVENUES	242,895	210,425	936,407	797,826
OPERATING EXPENSES
Property expenses	56,006	49,259	210,260	184,479
General and administrative	21,940	19,988	82,153	75,027
Depreciation and amortization	71,832	65,839	275,247	244,510
TOTAL OPERATING EXPENSES	149,778	135,086	567,660	504,016
OTHER EXPENSES
Other expenses	34	316	2,238	1,820
Interest expense	28,173	14,570	98,596	61,400
TOTAL EXPENSES	177,985	149,972	668,494	567,236
Gains on sale of real estate	—	6,868	18,013	19,001
NET INCOME	64,910	67,321	285,926	249,591
Less: net income attributable to noncontrolling interests	(2,725)	(2,970)	(12,124)	(11,575)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	62,185	64,351	273,802	238,016
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: earnings attributable to participating securities	(457)	(357)	(1,679)	(1,309)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$59,413	$61,679	$262,865	$227,449
Net income attributable to common stockholders per share – basic	$0.27	$0.29	$1.20	$1.12
Net income attributable to common stockholders per share – diluted	$0.27	$0.29	$1.20	$1.12
Weighted-average shares of common stock outstanding – basic	222,516	210,089	218,280	202,884
Weighted-average shares of common stock outstanding – diluted	222,856	210,362	218,467	203,111

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy
	December 31,
	2024	2023	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	95.6%	97.4%	(180) bps
Orange County	99.2%	98.6%	60 bps
Riverside / San Bernardino County	96.0%	95.1%	90 bps
San Diego County	95.8%	98.5%	(270) bps
Ventura County	91.7%	97.9%	(620) bps
Same Property Portfolio Weighted Average Occupancy	95.7%	97.1%	(140) bps

Ending Occupancy:	94.1%	97.1%	(300) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 4Q-2024 and September 2024 (for 4Q-2024) and the end of each month in 4Q-2023 and September 2023 (for 4Q-2023).

Same Property Portfolio NOI and Cash NOI

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Rental income	$173,696	$170,675	$3,021	1.8%	$693,826	$667,068	$26,758	4.0%
Property expenses	40,760	40,629	131	0.3%	159,563	153,890	5,673	3.7%
Same Property Portfolio NOI	$132,936	$130,046	$2,890	2.2%	$534,263	$513,178	$21,085	4.1%
Straight line rental revenue adjustment	(3,397)	(5,010)	1,613	(32.2)%	(19,209)	(26,676)	7,467	(28.0)%
Above/(below) market lease revenue adjustments	(4,236)	(6,034)	1,798	(29.8)%	(20,014)	(24,244)	4,230	(17.4)%
Same Property Portfolio Cash NOI	$125,303	$119,002	$6,301	5.3%	$495,040	$462,258	$32,782	7.1%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$64,910	$67,321	$285,926	$249,591
General and administrative	21,940	19,988	82,153	75,027
Depreciation and amortization	71,832	65,839	275,247	244,510
Other expenses	34	316	2,238	1,820
Interest expense	28,173	14,570	98,596	61,400
Management and leasing services	(167)	(163)	(611)	(682)
Interest income	(2,991)	(2,353)	(13,700)	(5,761)
Gains on sale of real estate	—	(6,868)	(18,013)	(19,001)
Net operating income (NOI)	$183,731	$158,650	$711,836	$606,904
Straight line rental revenue adjustment	(10,057)	(8,514)	(38,433)	(36,587)
Above/(below) market lease revenue adjustments(1)	(6,159)	(8,119)	(27,653)	(29,882)
Cash NOI	$167,515	$142,017	$645,750	$540,435

NOI	$183,731	$158,650	$711,836	$606,904
Non-Same Property Portfolio rental income	(66,041)	(37,234)	(228,270)	(124,315)
Non-Same Property Portfolio property expenses	15,246	8,630	50,697	30,589
Same Property Portfolio NOI	$132,936	$130,046	$534,263	$513,178
Straight line rental revenue adjustment	(3,397)	(5,010)	(19,209)	(26,676)
Above/(below) market lease revenue adjustments	(4,236)	(6,034)	(20,014)	(24,244)
Same Property Portfolio Cash NOI	$125,303	$119,002	$495,040	$462,258

(1)Above/(below) market lease revenue adjustments include the write-off $1,318 for the year ended December 31, 2023, that is attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term. There were no comparable write-offs for the three months ended December 31, 2024 and 2023, and year ended December 31, 2024.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$64,910	$67,321	$285,926	$249,591
Adjustments:
Depreciation and amortization	71,832	65,839	275,247	244,510
Gains on sale of real estate	—	(6,868)	(18,013)	(19,001)
Funds From Operations (FFO)	$136,742	$126,292	$543,160	$475,100
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: FFO attributable to noncontrolling interests(1)	(5,283)	(4,960)	(21,270)	(19,514)
Less: FFO attributable to participating securities(2)	(624)	(504)	(2,342)	(1,843)
Company share of FFO	$128,520	$118,513	$510,290	$444,485

Company Share of FFO per common share – basic	$0.58	$0.56	$2.34	$2.19
Company Share of FFO per common share – diluted	$0.58	$0.56	$2.34	$2.19

FFO	$136,742	$126,292	$543,160	$475,100
Adjustments:
Acquisition expenses	9	39	123	369
Impairment of right-of-use asset	—	—	—	188
Amortization of loss on termination of interest rate swaps	34	59	211	236
Non-capitalizable demolition costs	—	180	1,127	881
Write-offs of below-market lease intangibles related to unexercised renewal options(3)	—	—	—	(1,318)
Core FFO	$136,785	$126,570	$544,621	$475,456
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: Core FFO attributable to noncontrolling interest(1)	(5,284)	(4,969)	(21,319)	(19,525)
Less: Core FFO attributable to participating securities(2)	(624)	(505)	(2,349)	(1,844)
Company share of Core FFO	$128,562	$118,781	$511,695	$444,829

Company share of Core FFO per common share – basic	$0.58	$0.57	$2.34	$2.19
Company share of Core FFO per common share – diluted	$0.58	$0.56	$2.34	$2.19

Weighted-average shares of common stock outstanding – basic	222,516	210,089	218,280	202,884
Weighted-average shares of common stock outstanding – diluted	222,856	210,362	218,467	203,111
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into common units of the Company’s operating partnership.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Reflects the write-off of the portion of a below-market lease intangible attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.